Exhibit 4(g)

Form of Medium Term Senior Global Note, Series     (Fixed Rate)

THIS NOTE IS A GLOBAL NOTE (“GLOBAL NOTE”) WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NOTE NUMBER	AGENT’S NAME		AMERICAN EXPRESS
FXR-			COMPANY

PRINCIPAL	TRADE DATE	SETTLEMENT DATE	AGENT’S COMMISSION		PRICE
AMOUNT $		(ORIGINAL ISSUE DATE)

MATURITY DATE	CUST NO	SECURITY PACIFIC’S	INTEREST RATE	TAXPAYER ID	TRANSFERRED
		TICKET NO	BASIS	OR SOC SEC NO

NAME AND ADDRESS OF REGISTERED OWNER					MEDIUM TERM SENIOR
NOTE, SERIES [ ]
(FIXED RATE)
CONFIRMATION
TRUSTEE AND
PAYING AGENT

CUSTOMER’S COPY	RETAIN FOR TAX PURPOSES	THE TIME OF THE TRANSACTION WILL BE FURNISHED UPON REQUEST OF THE CUSTOMER		PLEASE SIGN AND RETURN ENCLOSED RECEIPT	SEE REVERSE SIDE

REGISTERED	PRINCIPAL	CURRENCY
	AMOUNT	CUSIP:
ISIN:
No. FXR-
AMERICAN EXPRESS COMPANY
INTEREST RATE	MATURITY	ORIGINAL ISSUE DATE
[terms to be inserted if this note is of original discount or zero coupon form]

          AMERICAN EXPRESS COMPANY, a corporation duly organized and existing under the laws of New York (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in                              , the principal amount set forth above, on the maturity date shown above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) at the rate per annum shown above until the principal hereof is paid or duly made available for payment, and at such rate per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The Company will pay interest semi-annually on              and             , commencing with the            or            following the Original Issue Date shown above and on the Maturity Date shown above; provided, however, that if the Original

Issue Date shown above is after             and on or before the immediately following             or after               and on or before the immediately following             , interest payments will commence on the next succeeding                 or                , as the case may be. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment. The interest so payable on any              or               will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the first (1st) day of the calendar month preceding such                or            . Payments of principal and interest due at Stated Maturity will be made in immediately available funds, and interest payable at Stated Maturity will be payable to the Person to whom principal is payable at Stated Maturity. Interest may at the option of the Company be paid by check mailed to the person entitled thereto in such person’s address as it appears on the registry books of the Company, or by wire transfer to an account maintained by such Person with a bank located in the United States.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

          This Note shall not be entitled to any benefit under the indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY, has caused this instrument to be duly executed under its corporate seal.

Dated:

AMERICAN EXPRESS COMPANY

By

President

Attest:

Secretary

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities described
in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
As Trustee

By

Authorized Signatory

AMERICAN EXPRESS COMPANY
FORM OF MEDIUM-TERM GLOBAL NOTE, SERIES
(Fixed Rate)

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to ($) (if not in U.S. dollars specify currency)              (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture dated as of August 1, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (as supplemented from time to time ) (the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times may bear interest, if any, at different rates may be subject to different redemption provisions, if any, may be subject to different sinking purchase or analogous funds if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Securities designated as the Medium-Term Senior Notes Series (Fixed Rate) (the “Notes”). Additional notes on the same terms and conditions and with the same CUSIP number as those of the Notes may be issued by the Company without the consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

          (Insert provisions regarding payment in other currency if series is not denominated in U.S. dollars.)

          (The Notes may not be redeemed prior to Stated Maturity.) (The Notes may be redeemed at the option of the Company, on any date prior to Stated Maturity, either as a whole or from time to time in part, at 100% of the principal amount thereof together with interest accrued and unpaid thereon to the Redemption Date.)

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register not less than 30 nor more than 60 days prior to the Redemption Date, subject to all the conditions and provisions of the indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          (Insert any alternative redemption provisions.)

          (The Indenture contains provisions for defeasance and discharge (at the Company’s option) of (either) the entire principal of all the Securities of any series or of certain covenants in the indenture upon compliance by the Company with certain conditions set forth therein.)

          If an Event of Default with respect to the Notes as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or

agency of the Company to be maintained for that purpose in the City of                    ,                    , or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in                    , or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of ($)           (if not in U.S. dollars, specify currency)  and any multiple of ($)             (if not in U.S. dollars, specify currency). As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, whether or not this Note is overdue and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT		Custodian

			(Cust)		(Minor)
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

Please Print or Type Name and Address Including Zip Code of Assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney

to transfer such Note on the books of American Express Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration of enlargement or any change whatsoever